Exhibit 10.2(e)

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this "Fourth Amendment") is entered into on the Fourth Amendment Date set forth below Landlord's signature (the "Fourth Amendment Date") by and between SP4 2300 WINDY RIDGE, L.P., a Delaware limited partnership (hereinafter referred to as "Landlord"), and MANHATTAN ASSOCIATES, INC., a Georgia corporation (hereinafter referred to as "Tenant").

W I T N E S S E T H:

WHEREAS, Wildwood Associates, a Georgia general partnership (hereinafter referred to as "Wildwood"), and Tenant entered into that certain Lease Agreement dated June 25, 2001 (hereinafter referred to as the "Original Lease"), as amended by that certain First Amendment to Lease Agreement between Wildwood and Tenant dated June 10, 2002 (hereinafter referred to as the "First Amendment"), as amended by that certain Second Amendment to Lease Agreement between 2300 Windy Ridge Parkway Investors, LLC, a Delaware limited liability company, as successor-in-interest to Wildwood (hereinafter referred to as "Investors"), and Tenant dated February 21, 2007 (hereinafter referred to as the "Second Amendment"), and as amended by that certain Third Amendment to Lease Agreement between Investors and Tenant dated June 14, 2007 (hereinafter referred to as the "Third Amendment"; the Original Lease, as amended by the First Amendment, Second Amendment, and Third Amendment is hereinafter sometimes referred to as the "Lease"), pursuant to which Tenant leases certain premises in the building known as "Wildwood Center" located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), consisting, as of the Fourth Amendment Date, of approximately one hundred eighty-four thousand two hundred thirty-one (184,231) square feet of Rentable Floor Area being Floor 1 North (22,719 rsf), Floor 3 South (17,301 rsf), Floor 7 (425 rsf), Floor 8 (18,765 rsf), Floor 9 (62,576 rsf) and Floor 10 (62,445 rsf), which premises are more particularly described in the Lease (hereinafter referred to as the "Original Premises").

WHEREAS, Landlord is the successor-in-interest to Investors and has acquired all of Investors' right, title and interest in, to and under the Lease;

WHEREAS, Landlord and Tenant desire to amend the Lease to reconfigure the Original Premises by leasing the entire third (3rd) floor of the North Tower of the Building, consisting of 24,056 square feet of Rentable Floor Area and more particularly shown on Exhibit A-4 attached hereto and incorporated herein by this reference (hereinafter "Floor 3 North"), to release all of the space being leased by Tenant on Floor 3 South consisting of 17,301 square feet of Rentable Floor Area (hereinafter "Floor 3 South"), and to provide for certain other related matters, as are more particularly set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.    Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as given such terms in the Lease.

2.    Premises Expansion.

a.    Effective as of the earlier to occur of (i) the date Tenant occupies Floor 3 North or any portion thereof for the conduct of Tenant's business or (ii) January 1, 2013 (the "Fourth Amendment Reconfiguration Date" or the "FARD"), the Original Premises shall be deemed expanded to include Floor 3 North.  Floor 3 North is stipulated by Landlord and Tenant to have twenty-four thousand fifty-six (24,056) square feet of Rentable Floor Area, calculated using the "Standard Method for Measuring Floor Area in Office Buildings," approved as of June 7, 1996 by the American National Standards Institute, Inc. (ANSI/BOMA Z65.1-1996), and shall be leased by Tenant subject to and in accordance with all of the terms and conditions of the Lease, as amended hereby.

b.    Landlord and Tenant hereby agree that the Original Premises shall be deemed contracted to exclude therefrom the portion of the Original Premises known as Floor 3 South, containing Seventeen Thousand Three Hundred One (17,301) square feet of Rentable Floor Area and more particularly shown as "Floor 3 South" on page 2 of Exhibit A-4, attached hereto and incorporated herein by this reference.  Such contraction of the Original Premises shall be deemed effective as of the Fourth Amendment Reconfiguration Date.  From and after the Fourth Amendment Reconfiguration Date, Landlord and Tenant acknowledge, agree and stipulate that (i) the Premises shall contain one hundred ninety thousand nine hundred eighty-six (190,986) square feet of Rentable Floor Area, (ii) all references in the Lease to the "Premises" shall be deemed to refer to the Premises, as reconfigured pursuant to this Fourth Amendment, and (iii) for purposes of this Fourth Amendment, the difference in Rentable Floor Area in the amount of 6,755 square feet between Floor 3 North and Floor 3 South is sometimes referred to herein as the "Fourth Amendment Expansion Area").

c.    Tenant shall surrender Floor 3 South to Landlord by no later than sixteen (16) calendar days following the Fourth Amendment Reconfiguration Date (hereinafter the "Surrender Date") in accordance with the Lease, the same as if the Surrender Date were the Expiration Date of the Lease Term with respect to the Floor 3 South.  Thereafter, Tenant shall have no further right, claim or interest with respect to Floor 3 South and shall remove all its equipment and property therefrom. Any property not removed prior to the Surrender Date shall be deemed abandoned, and Landlord shall be authorized to retain such property, or any portion thereof, as Landlord's own property or to dispose of such property in any manner Landlord deems appropriate, in Landlord's sole discretion.  Tenant shall remain liable for any and all cost relating to any removal or disposition of any such property and releases Landlord of any and all liability in connection therewith.  Tenant's failure to surrender Floor 3 South to Landlord on or before the Surrender Date shall constitute an event of default by Tenant and, in addition to Landlord's other remedies set forth in this Lease, Tenant's occupancy of Floor 3 South shall be a tenancy at sufferance subject to summary eviction as provided in O.C.G.A. §44-7-50 et. seq., and Tenant shall be required to pay monthly Rent for Floor 3 South (in addition to monthly Base Rental for the Premises that Tenant shall continue to lease hereunder) pursuant to Paragraph 31(a) of the Lease.  Tenant shall have no obligation to pay Rent for Floor 3 South from and after the Fourth Amendment Reconfiguration Date, except as provided hereinabove.  The provisions of this subparagraph shall survive the partial termination of the Lease with respect to Floor 3 South.

d.    Within twenty (20) days after the Fourth Amendment Reconfiguration Date, Tenant shall execute and deliver to Landlord a Certificate as to Lease Term in the form attached hereto as Exhibit B-4.

3.    Terms of the Lease.  The lease of the Premises, as reconfigured hereby, shall be pursuant to all of the terms and conditions of the Lease as in effect from time to time; provided, however, that Landlord and Tenant hereby agree that the Lease shall be amended as follows:

a.    Article _1(i).  Lease Term.  The Term of the lease of Floor 3 North shall commence on the Fourth Amendment Reconfiguration Date and shall continue through to and be co-terminus with the Expiration Date of September 30, 2018.

b.    Article 5.  Rental Payments.

i.    On and after the Fourth Amendment Date, all payments of Rent and other charges shall be delivered to the following address (or such other address as may be designated by Landlord in writing from time to time in accordance with the notice provisions set forth in the Lease):

CBREI AAF Strategic Partners IV

Attn:  2300 Windy Ridge Parkway

P.O. Box 533342

Charlotte, NC  28290

ii.    On and after the Fourth Amendment Reconfiguration Date, Base Rental shall be bifurcated between the Fourth Amendment Expansion Area and the remaining 17,301 square feet of Rentable Area and shall be payable to Landlord, in advance, without notice, demand, deduction or offset (except as otherwise expressly provided in the Lease) in lawful money of the United States of America, in accordance with the provisions of Article 5 of the Lease, as amended hereby, in the following amounts:

Fourth Amendment Expansion Area

Period	Base Rental (per rentable square foot per annum)	Monthly Base Rental
FARD – Month 12	$23.25	$13,087.81
Month 13 – Month 24	$23.59	$13,279.20
Month 25 – Month 36	$23.94	$13,476.23
Month 37 – Month 48	$24.29	$13,673.25
Month 49 – Month 60	$24.65	$13,875.90
Month 61 – 09/30/18	$25.01	$14,078.55

Floor 3 North (exclusive of the Fourth Amendment Expansion Area)

Period	Base Rental (per rentable square foot per annum)	Monthly Base Rental
FARD – 09/30/13	$23.59	$34,010.88
10/01/13 – 09/30/14	$23.94	$34,515.50
10/01/14 – 09/31/15	$24.29	$35,020.11
10/01/15 – 09/30/16	$24.65	$35,539.14
10/01/16 – 09/30/17	$25.01	$36,058.17
10/01/17 – 09/30/18	$25.38	$36,591.62
FARD = Fourth Amendment Reconfiguration Date

iii.    Landlord agrees to abate eight (8) installments of Base Rental coming due and payable under this Fourth Amendment for the Fourth Amendment Expansion Area only commencing on the first (1st) day of the first (1st) full calendar month after the month in which falls the Fourth Amendment Reconfiguration Date.  Notwithstanding anything in this Paragraph to the contrary, Tenant shall have no right to any such abatement of Base Rental at any time after which (A) a default has occurred with respect to Tenant under the Lease beyond any applicable notice and cure periods, or (B) Tenant is in default beyond any applicable notice and cure periods under any other written agreement with Landlord with respect to the Project.

c.    Additional Rental.

i.    As of the Fourth Amendment Reconfiguration Date, in accordance with Paragraph 3(b) of the Second Amendment, Tenant shall pay as Additional Rental, in addition to Base Rental payable with respect to the Premises, as expanded hereby, (1) Tenant's proportionate share of Operating Expenses (based on a Rentable Floor Area of 184,231 square feet of the Premises) for any calendar year during the Lease Term to the extent the Operating Expenses for such calendar year exceed the Operating Expenses for the Base Year (which shall remain calendar year 2007), plus, (2) Tenant's proportionate share of Operating Expenses (based on a Rentable Floor Area of 6,755 square feet of the Premises) for any calendar year during the Lease Term to the extent the Operating Expenses for such calendar year exceed the Operating Expenses for the Base Year (which for purposes of this item (2) only shall be calendar year 2012).

ii.    Notwithstanding the foregoing, Tenant shall remain obligated to pay Rent for the portion of the Lease Term falling prior to the Fourth Amendment Reconfiguration Date the same as if this Fourth Amendment had never been entered into.

d.    Parking.  As of the Fourth Amendment Reconfiguration Date, Tenant will be entitled to one (1) additional reserved parking space on the North end of the parking deck at no charge.

e.    Notice.  Effective as of the Fourth Amendment Date, Landlord's address for notices and the payment of Rent and other charges under the Lease as set forth in Article 1(a) of the Lease shall be amended as follows:

To Landlord: c/o CB Richard Ellis Investors, LLC Strategic Partners 515 S. Flower Street, Suite 3100 Los Angeles, CA 90071 Attn: President	With a copy to: c/o CB Richard Ellis, Inc. 2300 Windy Ridge Parkway Suite 75 Atlanta, GA 30339 Attn: Real Estate Manager

f.    Landlord's Liability.  On and after the Fourth Amendment Date, Paragraph 40 of the Lease shall be deleted in its entirety and the following new Paragraph 40 shall be inserted in lieu thereof:

"Landlord shall have no personal liability with respect to any of the provisions of this lease.  if Landlord is in default with respect to its obligations under this lease, Tenant shall look solely to the equity of Landlord in and to the Building and the land described in Exhibit "A" hereto for satisfaction of Tenant's remedies, if any.  it is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said land and building.  in no event shall any partner of Landlord nor any joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease."

g.Patriot Act.  On and after the Fourth Amendment Date, the Lease is hereby amended by inserting the following new Paragraph 55 (Patriot Act) at the end thereof:

"55.PATRIOT ACT.

Tenant (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a "specifically designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11sdn.pdf> or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used  and will not use funds from illegal activities for any payment made under the Lease."

4.    Tenant Improvements.

a.    Upon the Fourth Amendment Date, Landlord shall deliver to the Tenant and Tenant shall accept in its "AS IS, WHERE IS" condition, and without any representations or warranties (express or implied), except as otherwise expressly provided in the Lease and this Paragraph 4, Floor 3 North so that Tenant and Tenant's contractors may perform the work under the Work Letter, as amended by this Fourth Amendment.  Tenant acknowledges that Floor 3 North was previously improved for occupancy, and all improvements existing on the Fourth Amendment Reconfiguration Date shall be left in place by Landlord.  Landlord shall not be required to perform any improvements to Floor 3 North, but shall instead provide the "Construction Allowance" defined in Paragraph 4.b.i. below.  Any portion of the Construction Allowance remaining after the completion of and payment of all costs with respect to the improvements shall be applied by Landlord   as a credit against rent next coming due and payable under the Lease, as amended hereby.  Notwithstanding the foregoing, Landlord shall be responsible for assuring via a new written inspection and repair performed by one of the buildings preferred mechanical contractors, that all existing VAVs and PIUs located in Floor 3 North, and all electrical, mechanical, and life safety systems located in or serving Floor 3 North, will be in good working order at the time possession of Floor 3 North is turned over to Tenant.  Landlord will work in good faith to timely repair the systems in the preceding sentence found not to be in good working order pursuant to such inspection.

b.    Tenant shall be responsible for all design and construction of the improvements to Floor 3 North ("Tenant's Fourth Amendment Work"), which will be performed in accordance with the terms of Exhibit "D" to the Lease, as amended by Section 6 of the Second Amendment, and as further amended as follows:

i.    Notwithstanding anything contained in the Lease or Exhibit "D" thereto to the contrary, the "Construction Allowance" for purposes of this Fourth Amendment and Exhibit "D" is equal to One Hundred Eighty-Nine Thousand One Hundred Forty and No/100 Dollars ($189,140.00).

ii.    All references in Exhibit "D" to "Tenant's Work" shall be deemed to refer to Tenant's Fourth Amendment Work.

iii.    Section 8.A. of Exhibit "D", as amended by Section 6 of the Second Amendment, is hereby further amended to delete the following language from subsection (i) thereof:  "whether such payments are to be paid from the TI Allowance or the Discretionary Allowance, and the total amount as of such date that has been requested and paid from the TI Allowance and Discretionary Allowance,"

iv.    Section 8.A. of Exhibit "D", as amended by Section 6 of the Second Amendment, is hereby further amended to delete the following sentence therefrom in its entirety:  "With respect to the Discretionary Allowance, Tenant may draw down any remaining balance of the Discretionary Allowance in up to three (3) draws, at any time from and after the date of the Second Amendment to Lease Agreement, but before December 31, 2007."

5.    Deleted Provisions.  Effective as of the Fourth Amendment Date, the last grammatical paragraph of Paragraph (f) of Exhibit "E" to the Lease shall be deleted from the Lease in its entirety.

6.    Estoppel Information.  As of the Fourth Amendment Date, Landlord and its agents are not aware of any current default of the Lease, nor with the passage of time, a situation where an existing condition would represent a default under the Lease.  The use of the Project by Tenant as of the Fourth Amendment Date is acceptable to Landlord. Landlord acknowledges that nothing built into or a part of the Premises as of the Fourth Amendment Date must be removed by Tenant at the end of the Lease Term.  As of the Fourth Amendment Date, Tenant and its agents are not aware of any current default by Landlord of the Lease, nor with the passage of time, a situation where an existing condition would represent a default by Landlord under the Lease.

7.    Expansion Rights.   Tenant will work directly with Landlord in good faith to finalize and agree to any expansion rights of Tenant associated with the Building.

8.    Brokerage Commissions.  Except for Jones Lang LaSalle Brokerage, Inc., a Texas corporation ("Broker"), Tenant represents and warrants that it has not retained or consulted with a broker, agent or commission salesperson with respect to the negotiation of this Fourth Amendment, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent or commission salesperson acting for or on behalf of Tenant, other than to Broker.  Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage suffered or incurred by Landlord as the result of any breach by Tenant of the representation and warranty contained in this Paragraph. Landlord represents and warrants that, except for CBRE, Inc., no broker, agent or commission salesperson has represented Landlord in the negotiation of this Fourth Amendment, and Landlord has agreed to compensate both Broker and CBRE, Inc. for their services in accordance with the terms of separate commission agreements between Landlord and Broker, on the one hand, and between Landlord and CBRE, Inc., on the other.

9.    Miscellaneous.  This Fourth Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Fourth Amendment contains the parties' entire agreement regarding the subject matter covered by it and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Fourth Amendment.  The person executing this Fourth Amendment on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has full right and authority to enter into this Lease, and that the person signing on behalf of Tenant is authorized to do so. Except as modified by this Fourth Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant, their successors and permitted assigns.

10.    No Further Amendments; Ratification.  Except as expressly amended herein, all terms and conditions of the Lease remain unamended in full force and effect and are ratified and confirmed by Landlord and Tenant.  In the event of any conflict between the terms and conditions of this Fourth Amendment and any of the terms and conditions of the Lease, the terms and conditions of this Fourth Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date set forth below each party's signature hereto, respectively, but with intent  to be bound hereby on the Fourth Amendment Date.

LANDLORD:

SP4 2300 WINDY RIDGE, L.P., a Delaware limited partnership

By:	SP4 2300 Windy Ridge GP, L.L.C., a Delaware limited liability company, its sole general partner

By:	/s/ Ming J. Lee
Name:	Ming J. Lee
Title:	Vice President

By:	/s/ Todd J. Frye
Name:	Todd J. Frye
Title:	Vice President

"Fourth Amendment Date": August 15, 2012

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO FOURTH AMENDMENT]

TENANT:

MANHATTAN ASSOCIATES, INC., a Georgia corporation

By:	/s/ Dennis B. Story
Print Name:	Dennis B. Story
Title:	Chief Financial Officer

Attest:	/s/ Joe Howard
Print Name:	Joe Howard
Title:	Senior Director/Corporate Administration

[CORPORATE SEAL]

Date signed by Tenant: 14 August, 2012

EXHIBIT A-4

SPACE PLAN OF FLOOR 3 NORTH

Key Plan

0 5 10 20
North

CBRE

Jeff Keppen 404.504.7923
Elliott Grand 404.923.1306
Nicole Lackey 404.923.1254

veenendaalcave

2300 Wildwood Center • Suite 450N • 29,758 RSF

Available Suite

13026_AB04 09.20.13

[Drawings, dimensions, plans, boundaries, furniture, fixtures and improvements shown in this Exhibit are for illustrative purposes only and are not intended to indicate the actual square footages, build out or improvements to such space]

A-4-1

EXHIBIT A-4

SPACE PLAN OF FLOOR 3 SOUTH

N
375 S
360 S

2300 WINDY RIDGE PARKWAY

ATLANTA, GEORGIA 30339

[Drawings, dimensions, plans, boundaries, furniture, fixtures and improvements shown in this Exhibit are for illustrative purposes only and are not intended to indicate the actual square footages, build out or improvements to such space]

A-4-2

EXHIBIT B-4

CERTIFICATE AS TO LEASE TERM

WHEREAS, Wildwood Associates, a Georgia general partnership (hereinafter referred to as "Wildwood"), and Tenant entered into that certain Lease Agreement dated June 25, 2001 (hereinafter referred to as the "Original Lease"), as amended by that certain First Amendment to Lease Agreement between Wildwood and Tenant dated June 10, 2002 (hereinafter referred to as the "First Amendment"), as amended by that certain Second Amendment to Lease Agreement between 2300 Windy Ridge Parkway Investors, LLC, a Delaware limited liability company, as successor-in-interest to Wildwood (hereinafter referred to as "Investors"), and Tenant dated February 21, 2007 (hereinafter referred to as the "Second Amendment"), as amended by that certain Third Amendment to Lease Agreement between Investors and Tenant dated June 14, 2007 (hereinafter referred to as the "Third Amendment"), and as amended by that certain Fourth Amendment to Lease Agreement between Landlord, as successor-in-interest to Investors, and Tenant dated as of the Fourth Amendment Date (hereinafter referred to as the "Fourth Amendment"; the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment, is hereinafter sometimes referred to as the "Lease"), pursuant to which Tenant leases certain premises in the building known as "Wildwood Center" located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), consisting of approximately one hundred ninety thousand nine hundred eighty-six (190,986) square feet of Rentable Floor Area, being Floor 1 North (22,719 rsf), Floor 3 North (24,056 rsf), Floor 8 (18,765 rsf), Floor 9 (62,576 rsf) and Floor 10 (62,445 rsf), located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), which premises are more particularly described in the Lease (hereinafter referred to as the "Premises").

WHEREAS, Landlord has delivered possession of Floor 3 North pursuant to the Lease;

WHEREAS, Landlord and Tenant desire to confirm the date Landlord has delivered Floor 3 North to Tenant for purposes of the Lease.

NOW THEREFORE, Landlord and Tenant hereby agree as follows:

1.    For all purposes of this Certificate, all terms used herein that are defined in the Lease shall have the same meanings ascribed to them in the Lease.

2.    Landlord delivered Floor 3 North to Tenant on, and the Fourth Amendment Reconfiguration Date shall be, December 17, 2012.

3.    Tenant has accepted, is satisfied with, and is in full possession of the Premises, as expanded by Floor 3 North, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease.

4.    Landlord and Tenant hereby ratify and affirm the Lease and agree the Lease remains in full force and effect in accordance with its term, provided, however, to the extent of any conflict between the Lease and this Certificate, this Certificate shall control.

B-4-1

IN WITNESS WHEREOF, Landlord and Tenant hereby execute this Certificate under seal this 17th day of January 17, 2013.

TENANT:

MANHATTAN ASSOCIATES, INC., a Georgia corporation

By:	/s/ Dennis B. Story
Print Name:	Dennis B. Story
Title:	Chief Financial Officer

Attest:	/s/ Joe Howard
Print Name:	Joe Howard
Title:	Senior Director

[CORPORATE SEAL]

Date Signed by Tenant: January 17, 2013

LANDLORD:

SP4 2300 Windy Ridge, L.P., a Delaware limited partnership

By:	SP4 2300 Windy Ridge GP, L.L.C., a Delaware limited liability company, its sole general partner

By:	/s/ Mark Zikakis
Name:	Mark Zikakis
Title:	Vice President

Date Signed by Landlord: January 17, 2013

B-4-2